Exhibit 99.1
------------

News Release                        For Immediate Release -- July 11, 2003


                          GREENVILLE FIRST BANK REPORTS
                     CONTINUED EARNINGS AND ASSET GROWTH AND
              ISSUANCE OF $6 MILLION OF TRUST PREFERRED SECURITIES

Greenville, S.C., July 11, 2003 - - Greenville First Bancshares, Inc. (OTC Bulletin Board: GVBK), holding company for Greenville First Bank, NA today reported results for the second quarter and the six months ending June 30, 2003.

Net income for the second quarter was $229 thousand, or $.18 per share compared to $121 thousand, or $.10 per share for the same period in 2002. For the first six months, net income was $396 thousand, or $.32 per share, an increase of 142% compared to $164 thousand, or $.14 per share reported in 2002.

Net income before income tax for the second quarter was $370 thousand compared to $121 thousand for the same period in 2002, an increase of 205%. For the first six months, net income before tax was $639 thousand compared to $164 thousand reported in 2002, an increase of 290%. During 2002, the bank utilized prior year tax losses to offset income tax expense.

Net interest income in the second quarter of 2003 was $1.4 million compared to $1.1 million in the same period in 2002, an increase of $374 thousand. The bank's general and administrative expenses in the second quarter of 2003 were $940 thousand, or an increase of $108 thousand compared to the same period in 2002. Other income was $84 thousand for the second quarter of 2003.

In addition to the positive earnings trend, the company continues to report strong asset growth. Total assets ended the quarter at $191.5 million, a 32% increase over June 2002. Loans totaled $173.6 million with deposits of $144.5 million at quarter end. The allowance for loan losses was $2.3 million, or 1.32% of outstanding loans.

In June, the company completed the issuance of $6.0 million of floating rate trust preferred securities. The proceeds from the securities will provide regulatory capital to support the continued growth of Greenville First. The securities were part of a pooled transaction with Keefe Bruyette & Woods, Inc. and FTN Financial Capital Markets acting as placement agents in the transaction.

"We are proud of the continued growth of Greenville First and thankful to the community for supporting our unique style of banking" stated Art Seaver, President and CEO. "The second quarter was momentous with pre-tax earnings growth of 290% compared to last year. In addition, the issuance of the trust preferred securities provides the necessary capital to maintain our growth momentum."

Greenville First began operations January 10, 2000 and operates in a single location at 112 Haywood Road. The closing stock price for Greenville First Bancshares on June 30, 2003 was $16.70 per share. Additional financial data is available on the bank's web site at www.greenvillefirst.com.
                                    -----------------------

Contacts:

Art Seaver                 Fred Gilmer               Jim Austin
President                  Senior Vice President     Senior Vice President
Chief Executive Officer    Public Relations          Chief Financial Officer
(864) 679-9010             (864) 679-9015            (864) 679-9070

Statements in this press release may consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risks and uncertainties which could cause actual results to differ materially from the forward-looking information.

These risks and uncertainties include, but are not limited to, unforeseen general economic conditions such as a downturn in the economy, competitive risks, and other factors set forth from time to time in our filings with the Securities and Exchange Commission. When used in this release, words such as "believes," "estimates," "plans," "expects," "should," "will," "may," "might," "outlook," and "anticipates" are intended to identify forward-looking statements.

Greenville First Bancshares, Inc.
Financial Data
---------------------------------

                                                                               Periods ending
                                               -------------------------------------------------------------------------------
                                                    Three Months ended June 30,                Six Months ended June 30,
                                               --------------------------------------       -----------------------------------
                                                     2002               2003                     2002              2003

Operations:
Interest income                                   $   1,936,720            2,287,402              3,727,078         4,518,431
Interest expense                                        884,620              860,820              1,730,800         1,752,770
                                               ----------------- --------------------      ----------------- -----------------
   Net interest income                                1,052,100            1,426,582              1,996,278         2,765,661
Provision for loan loss                                 220,000              200,000                420,000           500,000
Other income                                            121,815               83,954                224,764           231,107
General & administrative expenses                       832,790              940,447              1,637,104         1,857,445
                                               ----------------- --------------------      ----------------- -----------------
Income before tax                                       121,125              370,089                163,938           639,323
Income tax expense                                            -              140,634                      -           242,941
                                               ----------------- --------------------      ----------------- -----------------
Net income                                        $     121,125              229,455                163,938           396,382
                                               ================= ====================      ================= =================

Diluted earnings per share                        $        0.10                 0.18                   0.14              0.32

Weighted shares outstanding-diluted                   1,162,398            1,257,599              1,156,233         1,240,247

Efficiency Ratio                                          70.94%               58.39%                 73.71%            59.98%

Yields:

Investment                                                 4.34%                3.24%                  4.42%             3.49%
Loans                                                      6.07%                5.40%                  6.11%             5.43%
Earning assets                                             5.82%                5.30%                  5.86%             5.30%
Deposits:
   CDs                                                     3.65%                2.89%                  3.84%             3.03%
   Other                                                   1.42%                0.45%                  1.40%             0.50%
   Total deposits                                          2.70%                2.00%                  2.83%             2.11%
FHLB advance                                               4.90%                2.02%                  3.92%             2.24%
Other borrowing                                            1.88%                3.13%                  2.33%             2.23%
Interest-bearing liabilities                               2.77%                2.06%                  2.86%             2.13%

Loan to deposit spread                                     3.37%                3.40%                  3.28%             3.32%
Net interest margin                                        3.05%                3.24%                  3.00%             3.17%
Net yield on earning assets                                3.13%                3.30%                  3.15%             3.25%


                                                                               Periods ended
                                               -------------------------------------------------------------------------------
                                                Dec. 31, 2001       June 30, 2002           Dec. 31, 2002     June 30, 2003
                                               ----------------- --------------------      ----------------- -----------------
Financial Condition:
Loans                                             $  95,339,621          122,237,565            148,079,012       173,584,374
Investments                                          18,569,301           16,829,311             15,538,926        10,741,084
Total assets                                        118,565,009          144,979,778            170,357,662       191,547,979
Deposits                                             92,700,010          123,734,695            133,563,270       144,546,324
Other borrowings                                     14,482,600           10,075,000             24,607,000        31,500,000
Equity                                                9,459,419            9,635,021             10,231,789        10,600,556

Book value per share                                       8.23                 8.38                   8.90              9.22

Ratios:
Loans to deposits                                        102.85%               98.79%                110.87%           120.09%
Loans to deposits & borrowings                            88.95%               91.35%                 93.62%            98.60%
Allowance for loan loss                                    1.24%                1.22%                  1.22%             1.32%
Equity to assets                                           7.98%                6.65%                  6.01%             5.53%
Risk based capital (Bank only)                            10.10%               10.20%                 10.30%            11.31%